As Filed with the Securities and Exchange Commission on April 2, 2009
Registration No. ___-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATRIOT SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1070278 (I.R.S. Employer Identification No.)
6183 Paseo Del Norte, Suite 180 Carlsbad, California 92011 (760) 547-2700 (Address and telephone number of registrant's principal executive offices and principal place of business)	Clifford L. Flowers, Chief Financial Officer 6183 Paseo Del Norte, Suite 180 Carlsbad, California 92011 (760) 547-2700 (Name, address and telephone number of agent for service)
2006 STOCK OPTION PLAN (Full Title of the Plan)
With Copies to: Chad R. Ensz, Esq. Luce, Forward, Hamilton & Scripps LLP, Attorneys at Law 11988 El Camino Real, #200, San Diego, California 92130 (858) 720-6361

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☑
Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock (1)	3,000,000	$0.36	$ 1,080,000	$ 60.26

(1)
The securities registered hereunder are shares of the registrant's common stock, $.00001 par value, subject to issuance upon the exercise of stock options granted under the registrant's 2006 Stock Option Plan, and includes additional shares of common stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 2006 Stock Option Plan pursuant to Rules 416 and 457 under the Securities Act of 1933, as amended.

(2)	Estimated for purpose of calculating the registration fee.
(3)
The fee with respect to these shares has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended and based upon the highest price at which currently issued options may be exercised.

EXPLANATORY NOTE AND INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

This Registration Statement on Form S-8 is filed by Patriot Scientific Corporation (the “Company”) to register an additional 3,000,000 shares of the Company's common stock, par value $.00001 per share (the “Common Stock”), issuable to employees, directors and consultants of the Company under the 2006 Stock Option Plan as amended and restated (the “Plan”).  The Company initially registered 5,000,000 shares of the Common Stock pursuant to a Registration Statement on Form S-8 which became effective on June 20, 2006 (File No. 333-135156) and registered an additional 2,000,000 shares of Common Stock pursuant to a Registration Statement on Form S-8 which became effective on March 28, 2008 (File No. 333-149954).  With this additional 3,000,000 shares of Common Stock, there will be a total of 10,000,000 shares of Common Stock registered under the Plan.

The contents of the Company’s  Registration Statement on Form S-8 which became effective on June 20, 2006 (File No. 333-135156) and Registration Statement on Form S-8 which became effective on March 28, 2008 (File No. 333-149954) are both amended hereby and incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement of Patriot Scientific Corporation, a Delaware corporation (the “Company”), and in the related Section 10(a) prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	The Company's annual report on Form 10-K for the fiscal year ended May 31, 2008, filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2008;

(b)	The Company's quarterly reports on Form 10-Q for the fiscal quarters ended August 31, 2008 and November 30, 2008, filed with the Commission on October 10, 2008 and January 9, 2009, respectively;

(c)
The Company’s current reports on Form 8-K filed with the Commission on August 21, 2008, September 4, 2008, September 10, 2008, September 26, 2008, November 14, 2008, November 21, 2008, December 23, 2008, January 15, 2009, February 9, 2009 and March 31, 2009;

(d)	All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since May 31, 2008;

(e)	Item 11 (Description of Securities) contained in registration statement on Form 8-A of the Company, SEC file No. 0-22182.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold and which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

4.1
2006 Stock Option Plan of the Company as amended and restated (incorporated by reference from the Company’s Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders, filed with the Commission on September 22, 2008)

5.1	Opinion of Luce, Forward, Hamilton & Scripps LLP, Attorneys at Law

23.1	Consent of KMJ Corbin & Company LLP

23.3	Consent of Luce, Forward, Hamilton & Scripps LLP (contained in Exhibit 5.1 hereto)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on the date below.

DATED:  March 31, 2009

PATRIOT SCIENTIFIC CORPORATION

By:	/s/ CLIFFORD L. FLOWERS
Clifford L. Flowers, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

Signature	Title	Date
/s/ FREDERICK C. GOERNER	President, Chief Executive Officer	4/2/09
Frederick C. Goerner
/s/ CLIFFORD L. FLOWERS	Chief Financial Officer, Principal Financial Officer,	3/31/09
Clifford L. Flowers	Principal Accounting Officer and Secretary
/s/ CARLTON M. JOHNSON JR.	Director	3/31/09
Carlton M. Johnson, Jr.
/s/ HELMUT FALK JR.	Director	3/31/09
Helmut Falk Jr.
/s/ GLORIA H. FELCYN	Director	3/31/09
Gloria H. Felcyn
/s/ HARRY L. TREDENNICK III	Director	3/31/09
Harry L. Tredennick, III
/s/ DONALD E. SCHROCK	Director	3/23/09
Donald E. Schrock